Exhibit 10.2

SUBLEASE EXTENSION AGREEMENT

This SUBLEASE EXTENSION AGREEMENT (this “Extension Agreement”) is made as of May 15, 2025, by and between Surrozen Operating, Inc., a Delaware corporation (“Sublessor”), and Nura Bio, Inc., a Delaware corporation (“Sublessee”).

RECITALS

WHEREAS, Sublessor and Sublessee are parties to that certain Sublease dated as of April 16, 2024 (the “Sublease”), for approximately 6,102 rentable square feet located on the fourth floor of the building located at 171 Oyster Point Boulevard, South San Francisco, California (the

“Subleased Premises”); and

WHEREAS, the current term of the Sublease commenced on May 15, 2024 and, unless earlier terminated, is set to continue on a month-to-month basis beginning on the 12-month anniversary of the Commencement Date; and

WHEREAS, Sublessor and Sublessee desire to extend the Term of the Sublease on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

1.
Extension of Term. The Term of the Sublease is hereby extended for an additional twelve (12) months, commencing on the 12-month anniversary of the Commencement Date and continuing through the day immediately preceding the 24-month anniversary of the Commencement Date (the “Extended Term”), unless earlier terminated pursuant to the Sublease.
2.
Base Rent. During the Extended Term, Sublessee shall pay Base Rent in accordance with Section 4.A. of the Sublease as follows:

Beginning Day / Month	Base Rent
May 15, 2025 (1st Day/Month of Extended Term)	$36,139.09 per month

3.
Effect of Extension. Except as expressly amended by this Extension Agreement, all of the terms and conditions of the Sublease shall remain unmodified and in full force and effect,

including Sublessee’s obligation to pay Additional Rent and perform all obligations in accordance with the Sublease.

4.
No Waiver. Nothing in this Extension Agreement shall be construed as a waiver by either party of any rights or remedies under the Sublease or applicable law.
5.
Counterparts. This Extension Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Electronic signatures shall be deemed valid and enforceable.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first written above.

SUBLESSOR:

Surrozen Operating, Inc.

By:	/s/ Charles Williams
Name:	Charles Williams
Title:	CFO/COO

SUBLESSEE:

Nura Bio, Inc.

By:	/s/ Shilpa Sambashivan
Name:	Shilpa Sambashivan
Title:	Chief Executive Officer